                                                                    EXHIBIT 23.4

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm), as it relates to Aerial Communications, Inc. and Subsidiaries, included in or made a part of this registration statement.

                                     ARTHUR ANDERSEN LLP

Chicago, Illinois
October 22, 1999